                                                                    EXHIBIT 3.52


                                   State of Delaware                      PAGE 1

                          Office of the Secretary of State


                                  -------------------


    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

AMENDMENT OF "RIVERSIDE BROADCASTING CO., INC.", CHANGING ITS NAME FROM

"RIVERSIDE BROADCASTING CO., INC." TO "CHANCELLOR MEDIA/RIVERSIDE BROADCASTING

CO., INC.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF OCTOBER, A.D. 1997,

AT 4:30 O'CLOCK P.M.

    A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED

TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.





                                            /s/ EDWARD J. FREEL
                                            -----------------------------------
                                   [SEAL]   Edward J. Freel, Secretary of State

                                            AUTHENTICATION:  8709865

                                                      DATE:  10-20-97

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                        RIVERSIDE BROADCASTING CO., INC.

       Pursuant to Section 242 of the General Incorporation Law of the State of

Delaware, Riverside Broadcasting Co., Inc. ("Corporation"), a Delaware

corporation, hereby certifies that:

       1. The Certificate of Incorporation of the Corporation is hereby amended by deleting the present Article FIRST and inserting in lieu thereof a new Article FIRST, as follows:

              FIRST: The name of the Corporation (hereinafter sometimes referred to as the "Corporation") is:

              "CHANCELLOR MEDIA/RIVERSIDE BROADCASTING CO, INC."

              SECOND. The Registered Agent of the Corporation is:

              THE CORPORATION TRUST COMPANY
              1209 Orange Street
              Wilmington, Delaware 19801

       2. The Sole Director and Sole Shareholder of the Corporation, by written consent, adopted, approved and ratified the foregoing Amendment.

       IN WITNESS WHEREOF, the Corporation has caused the Certificate of

Amendment to be signed and executed in its corporate name by Omar Choucair,

its Vice President, on this 17 day of October, 1997.


                                           RIVERSIDE BROADCASTING CO., INC.,
                                           a Delaware Corporation



                                           By:  /s/ OMAR CHOUCAIR
                                                -----------------------------
                                           Name:   Omar Choucair
                                           Title:  Vice President

                                State of Delaware                         PAGE 1

                        Office of the Secretary of State


                              -------------------


    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY "RIVERSIDE BROADCASTING CO., INC." IS DULY INCORPORATED UNDER THE LAWS

OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE

EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE THIRTIETH DAY OF

JUNE, A.D. 1997.

    AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO

DATE.

    AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO

DATE.





                                            /s/ EDWARD J. FREEL
                                            -----------------------------------
                                   [SEAL]   Edward J. Freel, Secretary of State

                                            AUTHENTICATION:      8536309

                                                      DATE:      06-30-97

HUGHREED NYK

1 0073 COLLECT ALBANY NEW YORK 05-10 0500A EST
HUGHES HUBBARD AND REED
ONE WALL ST ATTN MS JULIE SPIEGEL
NEW YORK CITY N Y
BT
AS OF THE CLOSE OF BUSINESS MAY 6 1980 RIVERSIDE BROADCASTING CO INC IS A DELAWARE CORPORATION AUTHORIZED FEB 23 1971 AND SO FAR AS INDICATED BY THE RECORDS OF THIS DEPARTMENT NO CERTIFICATE OF SURRENDER OF AUTHORITY HAS BEEN FILED
       SEARCHING UNIT CORP DIVN DEPT STATE

I PMTING NYK

                                     [SEAL]


                                     STATE
                                       OF
                                    DELAWARE

                          OFFICE OF SECRETARY OF STATE


       I, GLENN C. KENTON SECRETARY OF STATE OF THE STATE OF DELAWARE,

DO HEREBY CERTIFY that the Certificate of Incorporation of the

"Riverside Broadcasting Co., Inc.", was received and filed in this office the sixteenth day of February, A.D. 1971, at 10 o'clock A.M.


       And I do hereby further certify that the aforesaid Corporation is duly incorporated under the laws of the State of Delaware and is in good standing and has a legal corporate existence so far as the records of this office show and is duly authorized to transact business.


       And I do hereby further certify that the Franchise Taxes have been paid to date.

                         GOOD STANDING CERTIFICATE FOR

                      RIVERSIDE BROADCASTING CO.,INC. (DE)
                      ------------------------------------

                                                                         2/16/71

                          CERTIFICATE OF INCORPORATION
                          ----------------------------

                               REC B107 PAGE 222


                               STATE OF DELAWARE

                                     [SEAL]

                           Office of Secretary State.


       I, EUGENE BUNTING, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE ABOVE AND FOREGOING IS A TRUE AND CORRECT COPY OF Certificate of Incorporation of the "RIVERSIDE BROADCASTING CO., INC.", as received and filed in this office the sixteenth day of February, A.D. 1971, at 10 o'clock A.M.




                            IN TESTIMONY WHEREOF, I HAVE HEREUNTO SET MY HAND AND OFFICIAL SEAL AT DOVER THIS sixteenth DAY OF
                                   February IN THE YEAR OF OUR LORD ONE THOUSAND NINE HUNDRED AND seventy-one.


[SEAL]                             /s/ EUGENE BUNTING
                                   ------------------------------------------
                                                           Secretary of State


                                   /s/ R. H. [ILLEGIBLE]
                                   ------------------------------------------
                                                      Asst Secretary of State

              REC'D FOR RECORD FEB 16 1971        LEO J. DUGAN, Jr. Recorder

                          CERTIFICATE OF INCORPORATION

                                       OF

                        RIVERSIDE BROADCASTING CO., INC.


                                   ARTICLE I

       The name of the corporation is Riverside Broadcasting Co., Inc. (the "Corporation").

                                   ARTICLE II

       The address of the registered office of the Corporation in the State of Delaware is 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                                  ARTICLE III

       The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

       The total number of shares of capital stock which the Corporation has authority to issue is one thousand shares of common stock of the par value of $1 per share.

                                   ARTICLE V

       The name and mailing address of the incorporator is Lawrence R. Uhlick, 45 East 89th Street, New York, N.Y. 10028.

                                   ARTICLE VI

       The names and addresses of the persons who are to serve as directors of the Corporation until first annual meeting of stockholders or until their successors are elected and qualify are set forth below:



              Name                                       Address
              ----                                       -------
       Edwin Deane Leonard                        1148 Fifth Avenue
                                                  Apartment 4-C
                                                  New York, New York 10028

       Lawrence R. Uhlick                         45 East 89th Street
                                                  New York, New York 10028

       Jeffrey Small                              64-02 192 Street
                                                  Fresh Meadow, New York 11365


                                  ARTICLE VII

       The Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation.


       IN WITNESS WHEREOF, I have hereunto set my hand and seal this 11th day of February, 1971.



                                   /s/ LAWRENCE R. UHLICK
                                   --------------------------------
                                   Lawrence R. Uhlick

STATE OF NEW YORK           )
                            :      ss.:
COUNTY OF NEW YORK          )

       On this llth day of February, 1971, there personally came before me Lawrence R. Uhlick, the person who executed the foregoing certificate, known to me personally to be such, and he duly executed said certificate before me and acknowledged that it was his act and deed and that the facts stated therein are true.

       IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                   /s/ MARY O'DONNELL
                                   --------------------------------




[SEAL]

                          CERTIFICATE OF INCORPORATION

                                       OF

                        RIVERSIDE BROADCASTING CO., INC.



                                   ARTICLE I


       The name of the corporation is Riverside Broadcasting Co., Inc. (the "Corporation").

                                   ARTICLE II

       The address of the registered office of the Corporation in the State of Delaware is 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                                  ARTICLE III

       The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

       The total number of shares of capital stock which the Corporation has authority to issue is one thousand shares of common stock of the par value of $1 per share.

                                   ARTICLE V

       The name and mailing address of the incorporator is Lawrence R. Uhlick, 45 East 89th Street, New York, N. Y. 10028.

                                   ARTICLE VI

       The names and addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualify are set forth below:



              Name                                Address
              ----                                -------
       Edwin Deane Leonard                 1148 Fifth Avenue
                                           Apartment 4-C
                                           New York, New York 10028

       Lawrence R. Uhlick                  45 East 89th Street
                                           New York, New York 10028

       Jeffrey Small                       64-02 192 Street
                                           Fresh Meadow, New York 11365


                                  ARTICLE VII

       The Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation.


       IN WITNESS WHEREOF, I have hereunto set my hand and seal this llth day of February, 1971.


                                   /s/ LAWRENCE R. UHLICK
                                   --------------------------------
                                   Lawrence R. Uhlick

STATE OF NEW YORK    )
                     :      ss.:
COUNTY OF NEW YORK   )


       On this 11th day of February, 1971, there personally came before me Lawrence R. Uhlick, the person who executed the foregoing certificate, known to me personally to be such, and he duly executed said certificate before me and acknowledged that it was his act and deed and that the facts stated therein are true.

       IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                   /s/ Mary O'Donnell
                                   --------------------------------

                               STATE OF DELAWARE

                                     [SEAL]

                           Office of Secretary State.


       I, EUGENE BUNTING, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE ABOVE AND FOREGOING IS A TRUE AND CORRECT COPY OF Certificate of Incorporation of the "RIVERSIDE BROADCASTING CO., INC.", as received and filed in this office the sixteenth day of February, A.D. 1971, at 10 o'clock A.M.




                            IN TESTIMONY WHEREOF, I HAVE HEREUNTO SET MY HAND AND OFFICIAL SEAL AT DOVER THIS sixteenth DAY OF
                                   February IN THE YEAR OF OUR LORD ON THOUSAND
                                   NINE HUNDRED AND seventy-one.


[SEAL]                             /s/ EUGENE BUNTING
                                   ------------------------------------------
                                                           Secretary of State


                                   /s/ [ILLEGIBLE]
                                   ------------------------------------------
                                                      Ass't Secretary of State

                        CERTIFICATE OF INCORPORATION OF

                      RIVERSIDE BROADCASTING CO.,INC. (DE)
                      -----------------------------------

                        RIVERSIDE BROADCASTING CO., INC.

                              Consent of Directors


       The undersigned, being all the Directors of Riverside Broadcasting Co.,

Inc., a Delaware corporation, do hereby give their consent, pursuant to Section

141(f) of the General Corporation Law of the State of Delaware, to the

following resolutions:

       1.     Adoption of By-Laws

              RESOLVED, that the By-Laws in the form attached as Exhibit 1 to this consent are hereby adopted as the By-Laws of the Company.

       2.     Corporate Seal

              RESOLVED, that the seal, an impression of which is hereto affixed, is hereby adopted as the corporate seal of the Corporation.

       3.     Corporate Books

              RESOLVED, that the Secretary of the Corporation is hereby authorized and directed to obtain the proper corporate books.

       4.     Corporate Stock Certificates

              RESOLVED, that the form of certificate for shares of Common Stock of the Corporation (par value $1 per share) in the form attached as
       Exhibit 2 to this consent is hereby approved and adopted as the certificate to represent shares of the Common Stock of the Corporation (par value $1 per share).

       5.     Authorization to Issue Shares

              RESOLVED, that the proper officers of the Corporation are hereby authorized to issue up to 1,000 shares of the

       Common Stock ($1 par value) of this Corporation to and only to The Riverside Church in the City of New York, Riverside Drive at 122nd Street, New York, New York 10027.

       6.     Banking Arrangements

              RESOLVED, "that FIRST NATIONAL CITY BANK, New York (hereinafter called the "Bank") be and hereby is designated a depository of the funds of this Corporation, and the President singly or the Treasurer singly is hereby authorized to sign, for and on behalf of this Corporation, any and all checks, drafts and other orders with respect to any funds at any time to the credit of this Corporation with the Bank and/or against any account(s) of this Corporation maintained at any time with the Bank, inclusive of any such checks, drafts and other orders in favor of either of the above-designated officers, and that the Bank be and hereby is authorized (a) to pay the same to the debit of any account(s) of this Corporation then maintained with it; (b) to receive for deposit to the credit of this Corporation, and/or for collection for the account of this Corporation, any and all checks, drafts, notes and other instruments for the payment of money, whether or not endorsed by this Corporation, which may be submitted to it for such deposit and/or collection, it being understood that each such item shall be deemed to have been unqualifiedly endorsed by this Corporation, and (c) to receive, as the act of this Corporation, any and all stop-payment instructions (inclusive of any relative agreement) with respect to any such checks, drafts and other orders as aforesaid and reconcilement(s) of account when signed by any one or more of the officers as hereinbefore designated.

              That the President singly or the Treasurer singly is hereby authorized, for and on behalf of this Corporation, to transact any and all other business with or through the Bank which at any time may be deemed by the said officers transacting the same to be advisable, including, without limiting the generality of the foregoing, authority to: (a) discount and/or negotiate notes, drafts and other commercial paper; (b) apply for letters or other forms of credit; (c) borrow money, with or without security; (d) assign, transfer, pledge or otherwise hypothecate any property of the Corporation; (e) purchase, exchange, sell, or otherwise deal in or with any stocks, bonds and other securities; (f) execute and deliver automated customer services and other agreements relative to performance of various computer services; and (g) in reference to any of the business or transactions hereinbefore referred to, make, enter into, execute and deliver to the Bank such negotiable or non-negotiable instruments, indemnity and other agreements, obligations, assignments, endorsements, hypothecations, pledges, receipts and/or other documents as may be deemed by the officers so acting to be necessary or desirable.

              That any and all withdrawals of money and/or other transactions heretofore had in behalf of this Corporation with the Bank are hereby ratified, confirmed and approved, and that the Bank (and any interested third party) may rely upon the authority conferred by this entire resolution unless, and except to the extent that, this resolution shall be revoked or modified by a subsequent resolution of this Board, and until a certified copy of such subsequent resolution has been received by the Bank.

       7.     Payment of Incorporation Expenses

              RESOLVED, that the proper officers of the Corporation are hereby authorized to pay all expenses incurred in connection with the organization and incorporation of the Corporation.

       8.     Election of Officers

              RESOLVED, that the following persons are hereby elected officers of the Company until their respective successors are elected and shall have qualified:

             Name                                     Office
             ----                                     ------
       Dr. Victor Z. Brink                        President
       Rumsey M. McGregor                         Vice President and
                                                    Assistant Secretary
       Warde B. Ogden                             Vice President and
                                                    Treasurer
       Paul H. Sherry                             Secretary and Assistant
                                                    Treasurer
       Stephen A. Feke                            Assistant Secretary

       9.     Acceptance of Radio License

              RESOLVED, that the proper officers of the Corporation are hereby authorized to accept as a capital contribution from the Riverside Church in the City of New York all right, title and interest in the radio station WRVR and the license issued by the Federal Communications Commission with respect thereto, and all authority to operate such station and license, subject to and effective upon the approval of such transfer by the Federal Communications Commission.

       10.    Number of Directors

              RESOLVED, that the Board of Directors shall consist shall of four members.

       11.    Election of Directors

              RESOLVED, that the resignations of Edwin Deane Leonard, Jeffrey Small and Lawrence Uhlick as Directors of the Company effective immediately are hereby accepted and the following persons are hereby elected Directors of the Company until their respective successors are elected and shall have qualified:

              Dr. Victor Z. Brink
              Warde B. Ogden
              Rumsey M. McGregor
              Paul H. Sherry.

       IN WITNESS WHEREOF, we have set our hands this 12th day of March, 1971.



                                   /s/ EDWIN DEANE LEONARD
                                   -----------------------------
                                   Edwin Deane Leonard

                                   /s/ JEFFREY SMALL
                                   -----------------------------
                                   Jeffrey Small

                                   /s/ LAWRENCE UHLICK
                                   -----------------------------
                                   Lawrence Uhlick